Exhibit 99.1

Progenics Pharmaceuticals, Inc. One World Trade Center 47th Floor, Suite J New York, New York 10007 (646) 975-2500 www.progenics.com

Contact:	Melissa Downs Investor Relations (646) 975-2533 mdowns@progenics.com

PROGENICS PHARMACEUTICALS ANNOUNCES

FIRST QUARTER 2018 FINANCIAL RESULTS AND BUSINESS UPDATE

●	Pre-Commercial Launch Preparations Underway for AZEDRA® (iobenguane I 131) ahead of U.S. Food and Drug Administration (FDA) July 30th Action Date
●	Top-Line Data from Phase 3 Trial for PSMA-Targeted SPECT/CT Imaging Agent 1404 Expected in Q3’18
●	Enrollment Expected to Complete in Phase 2/3 Trial for PSMA-Targeted PET/CT Imaging Agent PyL™ in Q3’18
●	Phase 1 Trial for PSMA-Targeted Small Molecule 1095 Ongoing
●	Upcoming Presentations at ASCO 2018 to Feature AZEDRA and PyL Programs
●	First Quarter 2018 RELISTOR® Net Sales Total $20.4 Million
●	Summary Judgment Granted Upholding the Validity of Formulation Patent Protecting RELISTOR Injection from Generic Competition Until 2024

NEW YORK, NY, May 9, 2018 – Progenics Pharmaceuticals, Inc. (Nasdaq: PGNX) today announced financial results and provided a business update for the first quarter of 2018.

“We continue with our preparations for the potential launch of AZEDRA in anticipation of our July 30th PDUFA Action Date, while also executing the clinical development strategy for our portfolio of PSMA-targeted radiopharmaceuticals,” commented Mark Baker, Chief Executive Officer of Progenics. “Based on the efficacy and safety data from our pivotal Phase 2 trial, we believe AZEDRA represents a significant new therapy for patients with malignant pheochromocytoma and paraganglioma, indications for which there are currently no approved treatment options available in the U.S. We have also continued to advance our clinical programs for 1404, PyL and 1095, each of which has the potential to transform the prostate cancer treatment landscape. We look forward to releasing top line data from our Phase 3 trial for 1404 and expect to complete our Phase 2/3 trial for PyL in the third quarter of 2018.”

First Quarter and Recent Key Business Highlights

AZEDRA, Ultra-Orphan Radiotherapeutic Candidate

●	AZEDRA New Drug Application (NDA) FDA Action Date Set for July 30th

In March 2018, Progenics announced a three-month extension of the review period for the NDA for AZEDRA in patients with malignant, recurrent, and/or unresectable pheochromocytoma and paraganglioma, rare neuroendocrine tumors for which there are currently no approved treatment options in the U.S. AZEDRA holds Breakthrough Therapy designation, Orphan Drug status, as well as Fast Track designation.

Progenics Announces First Quarter 2018 Financial Results	Page 2

●	Data from Pivotal Phase 2 AZEDRA Study Presented at Major Medical Meetings

In March 2018, Progenics presented biochemical tumor marker data from its open-label pivotal Phase 2 study evaluating AZEDRA at the Endocrine Society (ENDO) Annual Meeting. Progenics also reported that updated survival and safety data from this study will be presented during an oral presentation at the upcoming American Society of Clinical Oncology (ASCO) Annual Meeting in June 2018.

PSMA-Targeted Prostate Cancer Pipeline

●	Enrollment Complete in Phase 3 Study of 1404

In January 2018, Progenics announced the completion of enrollment in its Phase 3 study of 1404, a PSMA-targeted small molecule SPECT/CT imaging agent designed to visualize prostate cancer. The study enrolled approximately 450 patients in the U.S. and Canada with newly-diagnosed or low-grade prostate cancer, whose biopsy indicates a histopathologic Gleason grade of ≤ 3+4 severity and/or are candidates for active surveillance. Top-line results are expected in the third quarter of 2018.

●	Enrollment Expected to Complete in Phase 2/3 Trial for PSMA-Targeted PET/CT Imaging Agent, PyL, in Q3’18

Progenics continues to enroll patients in the Phase 2/3 study of PyL, a PSMA-targeted PET/CT imaging agent, evaluating diagnostic accuracy in patients with recurrent and/or metastatic prostate cancer. The Company expects to complete enrollment of this study in the third quarter of 2018 and initiate a second Phase 3 study in patients with biochemical recurrence of prostate cancer by year end. The Company will present a clinical trial in progress poster at the upcoming ASCO Annual Meeting in June 2018.

●	Phase 1 Trial for PSMA-Targeted Small Molecule 1095 Ongoing

The Phase 1 clinical trial for the Company’s 1095 a small molecule radiotherapeutic that selectively binds to PSMA, is ongoing. The Phase 1 open-label dose escalation study is evaluating 1095 in patients with metastatic castration-resistant prostate cancer (mCRPC) who have demonstrated tumor avidity to 1095.

●	Phase 1 Study for PSMA-TTC Expected to Initiate in 2018

Progenics expects its partner Bayer to initiate a Phase 1 study of PSMA-Targeted Thorium Conjugate (PSMA-TTC) in patients with mCRPC by year end 2018. Bayer has exclusive worldwide rights to develop and commercialize products using Progenics’s PSMA antibody technology in combination with Bayer’s alpha-emitting radionuclides.

RELISTOR, Treatment for Opioid-Induced Constipation (partnered with Valeant Pharmaceuticals International, Inc.)

●	First Quarter 2018 RELISTOR Net Sales of $20.4 Million

The first quarter 2018 sales, as reported to Progenics by its partner Valeant, translated to $3.1 million in royalty revenue for Progenics for the quarter. Total first quarter 2018 RELISTOR U.S. net sales increased 50% over the first quarter of 2017.

●	Summary Judgment Granted Upholding the Validity of Formulation Patent Protecting RELISTOR Injection from Generic Competition Until 2024

The U.S. District Court for the District of New Jersey has granted a motion for partial summary judgment of validity of a formulation patent for RELISTOR (methylnaltrexone bromide) Injection. The ruling prevents generic competition in the United States until 2024.

Progenics Announces First Quarter 2018 Financial Results	Page 3

First Quarter 2018 Financial Results

First quarter revenue totaled $3.2 million, up from $2.3 million in the first quarter of 2017, reflecting RELISTOR royalty income of $3.1 million compared to $2.1 million in the corresponding period of 2017.

First quarter research and development expenses decreased by $1.9 million compared to the corresponding prior year period, resulting primarily from lower clinical trial expenses for AZEDRA. First quarter general and administrative expenses increased by $1.0 million compared to the corresponding prior year period, primarily attributable to higher costs associated with building commercial capabilities in preparation for a potential AZEDRA approval and launch. Progenics also recorded non-cash adjustments of $0.8 million in the first quarter 2018, related to changes in the fair value estimate of the contingent consideration liability. For the three months ended March 31, 2018, Progenics recognized interest expense of $1.2 million related to the RELISTOR royalty-backed loan.

Net loss for the first quarter was $13.4 million, or $0.19 per diluted share, compared to net loss of $16.4 million, or $0.23 per diluted share, in the corresponding 2017 period.

Progenics ended the first quarter with cash and cash equivalents of $83.4 million, a decrease of $7.2 million compared to cash and cash equivalents as of December 31, 2017. In order to continue to maintain a strong financial position, the Company raised $17.0 million in net proceeds from sales of its common stock under its "at-the-market" (ATM) facility in January through April 2018, with $7.5 million received in April.

Conference Call and Webcast

Progenics will review third quarter financial results in a conference call today at 8:30 a.m. ET. To participate, please dial (877) 250-8889 (domestic) or (720) 545-0001 (international) and reference conference ID 3564709. A live webcast will be available in the Media Center of the Progenics website, www.progenics.com, and a replay will be available for two weeks.

- Financial Tables follow -

Progenics Announces First Quarter 2018 Financial Results	Page 4

PROGENICS PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	For the Three Months Ended March 31,
	2018	2017
Revenues:	(Unaudited)
Royalty income	$3,058	$2,119
License and other revenue	131	228
Total revenues	3,189	2,347

Operating expenses:
Research and development	8,110	10,005
General and administrative	6,697	5,695
Change in contingent consideration liability	800	1,900
Total operating expenses	15,607	17,600

Operating loss	(12,418)	(15,253)

Other (expense) income:
Interest (expense) income, net	(1,006)	(1,107)
Total other (expense) income	(1,006)	(1,107)

Net loss	$(13,424)	$(16,360)

Net loss per share – basic and diluted	$(0.19)	$(0.23)
Weighted average shares outstanding – basic and diluted	72,517	70,196

CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)
	March 31, 2018	December 31, 2017
	(unaudited)	(audited)
Cash and cash equivalents	$83,431	$90,642
Restricted cash	2,444	-
Accounts receivable, net	3,512	3,972
Property and equipment, net	3,905	4,122
Intangible assets, net and goodwill	43,390	43,443
Other assets	3,979	3,778
Total assets	$140,661	$145,957

Current liabilities	$14,251	$15,359
Acquisition-related contingent consideration liability	17,600	16,800
Long-term debt, deferred tax and other liabilities	48,191	50,345
Total liabilities	80,042	82,504
Total stockholders’ equity	60,619	63,453
Total liabilities and stockholders’ equity	$140,661	$145,957

Progenics Announces First Quarter 2018 Financial Results	Page 5

About RELISTOR®

Progenics has exclusively licensed development and commercialization rights for its first commercial product, RELISTOR, to Valeant. RELISTOR Tablets (450 mg once daily) are approved in the United States for the treatment of opioid-induced constipation (OIC) in patients with chronic non-cancer pain. RELISTOR Subcutaneous Injection (12 mg and 8 mg) is a treatment for OIC approved in the United States and worldwide for patients with advanced illness and chronic non-cancer pain.

IMPORTANT SAFETY INFORMATION - RELISTOR (methylnaltrexone bromide) tablets, for oral use and RELISTOR (methylnaltrexone bromide) injection, for subcutaneous use

RELISTOR tablets and injection are contraindicated in patients with known or suspected gastrointestinal obstruction and patients at increased risk of recurrent obstruction, due to the potential for gastrointestinal perforation.

Cases of gastrointestinal perforation have been reported in adult patients with opioid-induced constipation and advanced illness with conditions that may be associated with localized or diffuse reduction of structural integrity in the wall of the gastrointestinal tract (e.g., peptic ulcer disease, Ogilvie's syndrome, diverticular disease, infiltrative gastrointestinal tract malignancies or peritoneal metastases). Take into account the overall risk-benefit profile when using RELISTOR in patients with these conditions or other conditions which might result in impaired integrity of the gastrointestinal tract wall (e.g., Crohn's disease). Monitor for the development of severe, persistent, or worsening abdominal pain; discontinue RELISTOR in patients who develop this symptom.

If severe or persistent diarrhea occurs during treatment, advise patients to discontinue therapy with RELISTOR and consult their healthcare provider.

Symptoms consistent with opioid withdrawal, including hyperhidrosis, chills, diarrhea, abdominal pain, anxiety, and yawning have occurred in patients treated with RELISTOR. Patients having disruptions to the blood-brain barrier may be at increased risk for opioid withdrawal and/or reduced analgesia and should be monitored for adequacy of analgesia and symptoms of opioid withdrawal.

Avoid concomitant use of RELISTOR with other opioid antagonists because of the potential for additive effects of opioid receptor antagonism and increased risk of opioid withdrawal.

The use of RELISTOR during pregnancy may precipitate opioid withdrawal in a fetus due to the immature fetal blood brain barrier and should be used during pregnancy only if the potential benefit justifies the potential risk to the fetus. Because of the potential for serious adverse reactions, including opioid withdrawal, in breastfed infants, advise women that breastfeeding is not recommended during treatment with RELISTOR. In nursing mothers, a decision should be made to discontinue nursing or discontinue the drug, taking into account the importance of the drug to the mother.

A dosage reduction of RELISTOR tablets and RELISTOR injection is recommended in patients with moderate and severe renal impairment (creatinine clearance less than 60 mL/minute as estimated by Cockcroft-Gault). No dosage adjustment of RELISTOR tablets or RELISTOR injection is needed in patients with mild renal impairment.

A dosage reduction of RELISTOR tablets is recommended in patients with moderate (Child-Pugh Class B) or severe (Child-Pugh Class C) hepatic impairment. No dosage adjustment of RELISTOR tablets is needed in patients with mild hepatic impairment (Child-Pugh Class A). No dosage adjustment of RELISTOR injection is needed for patients with mild or moderate hepatic impairment. In patients with severe hepatic impairment, monitor for methylnaltrexone-related adverse reactions.

Progenics Announces First Quarter 2018 Financial Results	Page 6

In the clinical studies, the most common adverse reactions were:

OIC in adult patients with chronic non-cancer pain

●

RELISTOR tablets (≥ 2% of RELISTOR patients and at a greater incidence than placebo): abdominal pain (14%), diarrhea (5%), headache (4%), abdominal distention (4%), vomiting (3%), hyperhidrosis (3%), anxiety (2%), muscle spasms (2%), rhinorrhea (2%), and chills (2%).

●

RELISTOR injection (≥ 1% of RELISTOR patients and at a greater incidence than placebo): abdominal pain (21%), nausea (9%), diarrhea (6%), hyperhidrosis (6%), hot flush (3%), tremor (1%), and chills (1%).

OIC in adult patients with advanced illness

●	RELISTOR injection (≥ 5% of RELISTOR patients and at a greater incidence than placebo): abdominal pain (29%) flatulence (13%), nausea (12%), dizziness (7%), and diarrhea (6%).

Please see complete Prescribing Information for RELISTOR at www.valeant.com. For more information about RELISTOR, please visit www.RELISTOR.com.

About Progenics

Progenics develops innovative medicines and other technologies to target and treat cancer. Progenics' pipeline includes: 1) therapeutic agents designed to precisely target cancer (AZEDRA®, 1095, and PSMA TTC), 2) PSMA-targeted imaging agents for prostate cancer (1404 and PyL™), and 3) imaging analysis technology. Progenics' first commercial product, RELISTOR® (methylnaltrexone bromide) for opioid-induced constipation, is partnered with Valeant Pharmaceuticals International, Inc.

This press release contains projections and other "forward-looking statements" regarding future events. Statements contained in this communication that refer to Progenics' estimated or anticipated future results or other non-historical facts are forward-looking statements that reflect Progenics' current perspective of existing trends and information as of the date of this communication. Forward looking statements generally will be accompanied by words such as "anticipate," "believe," "plan," "could," "should," "estimate," "expect," "forecast," "outlook," "guidance," "intend," "may," "might," "will," "possible," "potential," "predict," "project," or other similar words, phrases or expressions. Such statements are predictions only, and are subject to risks and uncertainties that could cause actual events or results to differ materially. These risks and uncertainties include, among others, the cost, timing and unpredictability of results of clinical trials and other development activities and collaborations; the unpredictability of the duration and results of regulatory review of New Drug Applications (NDA) and Investigational NDAs, including our NDA for AZEDRA; market acceptance for approved products; possible product safety or efficacy concerns, general business, financial, regulatory and accounting matters, litigation and other risks. More information concerning Progenics and such risks and uncertainties is available on its website, and in its press releases and reports it files with the U.S. Securities and Exchange Commission, including those risk factors included in its Annual Report on Form 10-K for the annual period ended December 31, 2017. Progenics is providing the information in this press release as of its date and, except as expressly required by law, Progenics disclaims any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or circumstances or otherwise.

Additional information concerning Progenics and its business may be available in press releases or other public announcements and public filings made after this release. For more information, please visit www.progenics.com. Information on or accessed through our website or social media sites is not included in the company's SEC filings.

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